Exhibit 32

CERTIFICATION
Pursuant to 18 United States Code § 1350 and
Rule 13a-14(b) of the Securities Exchange Act of 1934

The Undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of Federal-Mogul Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:     July 30, 2009

By:	/s/ José Maria Alapont
José Maria Alapont
President and
Chief Executive Officer

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Senior Vice President and
Chief Financial Officer